SUB-INVESTMENT ADVISORY AGREEMENT
THE DREYFUS CORPORATION
200 Park Avenue
 New York, New York  10166
July 30, 2015
Pine River Capital Management L.P.
601 Carlson Parkway, Suite 330
 Minnetonka, Minnesota  55305
Ladies and Gentlemen:
Dreyfus BNY Mellon Funds, Inc. (the "Company") desires to employ the capital of one of its series, Dreyfus Select Managers Long/Short Fund (the "Fund"), by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in the Fund's Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Company's Board.  The Company employs The Dreyfus Corporation (the "Adviser") to act as the Fund's investment adviser pursuant to a written agreement (the "Management Agreement"), a copy of which has been furnished to you.  The Adviser is authorized to and desires to retain Pine River Capital Management L.P. ("you" or the "Sub-Adviser") to act as the Fund's sub-investment adviser with respect to that portion of the Fund's assets which may be assigned to you from time to time (the "sub-advised assets") as of August 3, 2015 (the "Effective Date").  You hereby agree to accept such retention, to render the services and to assume the obligations set forth herein with respect to the sub-advised assets for the compensation provided herein.
In connection with your serving as sub-investment adviser to the Fund, it is understood that from time to time you will employ, supervise or associate yourself with such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement.  The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Company's behalf in any such respect.
Subject to the supervision and approval of the Adviser and the Company's Board, you will provide discretionary investment management services for the sub-advised assets.  Your advisory duties and responsibilities hereunder shall pertain only to the sub-advised assets.  You will provide investment management services with respect to the sub-advised assets subject to and in accordance with (i) the Fund's investment objective, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect, or in any supplements thereto, and provided to you; (ii) any applicable procedures or policies adopted or approved by the Adviser or the Company's Board with respect to the Fund as from time to time in effect and furnished in writing to you; (iii) the requirements applicable to registered investment companies under applicable laws, including without limitation the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, and the applicable portfolio management provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the rules and regulations thereunder that pertain to qualification as a "regulated investment company"; and (iv) any written instructions which the Adviser or the Company's Board may issue to you from time to time; provided, however, that you shall not be bound by, or liable for failure to comply with, any instruction, update, modification or amendment of such documents or other procedures or policies of the Fund, the Company or the Adviser unless and until you have been given prior notice thereof in accordance with this Agreement, and have been provided with a copy of such instruction, update, modification or amendment of such documents or other such policy or procedure and a reasonable opportunity to comply therewith.  In connection therewith, you (a) will obtain and provide investment research and supervise the Fund's investments with respect to the sub-advised assets and (b) will conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the sub-advised assets, including the placing of portfolio transactions for execution either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant ("FCM"), counterparty or others.  Subject to the terms of this Agreement, you will determine which securities or other assets or instruments are to be purchased, sold, sold short, exchanged, converted, retained or borrowed for the sub-advised assets, determine what portion of the sub-advised assets will be invested or held uninvested as cash or cash equivalent assets, and manage otherwise uninvested cash or cash equivalent assets of the sub-advised assets.  You agree that, in placing any orders with selected brokers and dealers, you will attempt to obtain the best net result in terms of price and execution; provided, that you may consider all factors you deem relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security or instrument, the amount of the commission, the timing and difficulty of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved, and the quality of service rendered by the broker or dealer in other transactions.  Consistent with this obligation and in accordance with applicable securities laws, you, in your discretion, may purchase and sell portfolio securities from and to brokers and dealers who provide you with research, analysis, advice and similar services.  You may pay to brokers and dealers out of the sub-advised assets, in return for such research and analysis, a higher commission than may be charged by other brokers and dealers, subject to your good faith determination that such commission is reasonable in terms either of the particular transaction or of your overall responsibility to the Fund, the Company and your other clients and that the total commissions paid out of the sub-advised assets will be reasonable in relation to the benefits to the sub-advised assets over the long term and, if applicable, subject to compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended.  Such authorization is subject to termination at any time by the Company's Board for any reason, upon notification to you.  In addition, you are authorized to allocate purchase and sale orders for portfolio securities to brokers that are affiliated with you, the Adviser, the Fund's principal underwriter or other sub-advisers to the Fund if you believe that the quality of the transaction and the commission are comparable to what they would be with other qualified firms, and provided that the transactions are consistent with the Company's Rule 17e-1 procedures that have been provided to you.  In no instance may portfolio securities be purchased from or sold to you, the Adviser, any other sub-adviser to the Fund, the Fund's principal underwriter or any person affiliated with you, the Adviser, any other sub-adviser to the Fund, the Fund's principal underwriter or the Fund, except in accordance with the applicable securities laws and the rules and regulations thereunder, including Rules 17a-7 and 17a-10 under the Investment Company Act, and any exemptive order then currently in effect.  The Adviser has provided you with a list, and will provide you, as soon as reasonably possible, with any updates, modifications or amendments to such list, of the affiliated persons of the Adviser, the Fund and the Fund's principal underwriter to which investment or trading restrictions apply, and will specifically identify in writing (x) all publicly traded companies in which the sub-advised assets may not be invested, together with ticker symbols for all such companies, and (y) any affiliated brokers and dealers and any restrictions that apply to the use of those brokers and dealers by the Fund; provided, however, that you shall not be bound by, or liable for failure to comply with, any such update, modification or amendment unless and until you have been provided with a copy of such update, modification or amendment.
You shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Company or the Fund in any way or otherwise be deemed an agent of the Adviser, the Company or the Fund, and nothing in this Agreement shall be construed as making the Adviser, the Company or the Fund a partner or co-venturer with you or any of your affiliates.  You have authority, as the Fund's agent, to (i) open and maintain executing brokerage accounts in the name of the Fund, (ii) execute trades on behalf of the Fund with respect to the sub-advised assets, and (iii) execute standard customer agreements with such executing brokers and dealers as you shall select for the Fund.  You shall utilize counterparties for prime brokerage, futures and options clearing, ISDA purposes and trade execution under agreements set up by the Adviser in the name of the Fund.  You shall be responsible for managing any collateral and margin requirements associated with investments made for the sub-advised assets.  The Company or the Adviser is responsible for the calculation of asset coverage and segregating liquid assets on the Fund's books for purposes of compliance with Section 18 of the Investment Company Act and the guidance and interpretation with respect thereto of the staff of the Securities and Exchange Commission ("SEC").  Notwithstanding the foregoing, you shall be responsible for investing the sub-advised assets in a manner that complies with Section 18 of the Investment Company Act.
Proxies of companies whose shares are part of the sub-advised assets shall be voted as described in the Fund's Prospectus and Statement of Additional Information, and you shall not be required to assume any responsibility for the voting of such proxies without your prior consent.  You are authorized and agree to act on behalf of the Fund with respect to any reorganizations, exchange offers and other voluntary corporate actions in connection with securities held in the sub-advised assets in such manner as you deem advisable, unless the Fund or the Adviser otherwise specifically directs in writing.  You shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping or custody of the Fund's assets.  The Adviser shall furnish you with copies of the Fund's Prospectus, Statement of Additional Information and any supplements thereto.  You will be provided the opportunity to review and approve any description of you set forth in the Fund's Prospectus, Statement of Additional Information, proxy materials and any supplements thereto and in any marketing materials of the Fund intended for dissemination to investors or prospective investors.
You will furnish to the Adviser or the Company such information, with respect to the sub-advised assets, as the Adviser or the Company may reasonably request.  The Company and the Adviser wish to be informed of important developments that you believe materially affect the sub-advised assets and shall expect you, on your own initiative, to furnish to the Company or the Adviser from time to time such information as you believe appropriate for this purpose.  In connection therewith, you will notify the Adviser if you become aware of any bankruptcy proceedings, securities litigation class actions or settlements affecting the investments which the Fund holds or has held in the sub-advised assets.  You shall have no responsibility or obligation, however, to take any action with regard to any bankruptcy proceedings, securities litigation class actions or settlements affecting the investments which the Fund holds or has held in the sub-advised assets.  Upon reasonable request, you will make available your portfolio managers named in the Fund's Prospectus and/or Statement of Additional Information from time to time to meet with the Company's Board and/or the Adviser to review the sub-advised assets.
You will maintain all required books and records with respect to the securities transactions for the sub-advised assets for which you are responsible in accordance with all applicable laws, and in compliance with the requirements of the rules under Section 31 of the Investment Company Act, and will furnish the Company's Board and the Adviser with such periodic and special reports as the Company's Board or the Adviser reasonably may request.  You hereby agree that all records which you maintain for the Company or the Adviser are the property of the Company or the Adviser, and agree to preserve for the periods prescribed by applicable law any records which you maintain for the Company or the Adviser and which are required to be maintained, and further agree to surrender promptly to the Company or the Adviser any records which you maintain for the Company or the Adviser upon request by the Company or the Adviser, provided that you shall have reasonable opportunity to create and maintain copies of applicable records.  It is understood that the portfolio performance for the sub-advised assets managed by you may be referenced by you as part of your composite information and track record, provided the Fund is not specifically identified by name.
The Adviser and you each agree to comply with applicable laws, rules and regulations, including the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and the Investment Company Act.  You will promptly notify the Company's Chief Compliance Officer (a) to the extent not expressly prohibited by the relevant regulatory authority, in the event the SEC or other governmental authority has censured you, placed limitations upon your activities, functions or operations, suspended or revoked your registration, as an investment adviser, or has commenced proceedings that may, or a formal investigation that is likely to, result in any of these actions; or (b) upon becoming aware of any material fact relating to you that is not contained in the Fund's Prospectus or Statement of Additional Information, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement of material fact contained therein that becomes untrue in any respect.  Upon request, and in accordance with the scope of your obligations and responsibilities contained in this Agreement, you will provide reasonable assistance to the Company in connection with the Fund's compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, and Rule 38a-1 under the Investment Company Act.  Such assistance shall include, but not be limited to, (i) providing the Company's Chief Compliance Officer upon request with copies of your compliance policies and procedures; (ii) certifying periodically, upon the request of the Company's Chief Compliance Officer, that you are in compliance with all applicable "federal securities laws," as required by Rule 38a-1 under the Investment Company Act and Rule 206(4)-7 under the Investment Advisers Act; (iii) cooperating with the Company's Chief Compliance Officer to evaluate the effectiveness of your compliance controls; (iv) providing the Company's Chief Compliance Officer with direct access to your compliance personnel during your normal business hours; (v) providing the Company's Chief Compliance Officer with periodic reports; and (vi) providing, as soon as is reasonably practicable, the Company's Chief Compliance Officer with special reports in the event of material compliance violations.  Upon reasonable request, you will provide sub-certifications to the Company, in a form satisfactory to the Company, to be relied upon by the Company's officers certifying the Company's periodic reports on Form N-CSR pursuant to Rule 30a-2 under the Investment Company Act.
In consideration of services rendered pursuant to this Agreement, the Adviser will pay you on the first business day of each month a fee at the annual rate set forth on Schedule 1 hereto.  If the Adviser waives all or a portion of the management fee it is entitled to receive from the Fund, the fee payable to you pursuant to this Agreement may be reduced if you and the Adviser mutually agree.  The fee for the period from the Effective Date to the end of the month thereof shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable within 10 business days of the date of termination of this Agreement.  For the purpose of determining fees payable to you, the value of the Fund's net sub-advised assets shall be computed in the manner specified in the Fund's then-current Prospectus and Statement of Additional Information for the computation of the value of the Fund's net assets.
Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information.  You are not responsible for pricing or valuing the sub-advised assets.  You agree, however, to monitor the sub-advised assets and to notify the Adviser on any day that you determine that a significant event has occurred with respect to one or more securities held in the sub-advised assets that you believe would materially affect the value of such securities (provided that you shall not be responsible for providing information based on valuations provided by third party services which value securities based upon changes in one or more broad-based indices).  At the request of the Adviser or the Company's Valuation Committee, you agree to provide additional reasonable assistance to the Adviser, the Company's Valuation Committee and the Fund's pricing agents in valuing the sub-advised assets, including in connection with fair value pricing of the sub-advised assets.  The Adviser acknowledges and agrees that (i) your valuation policies may differ from those of the Adviser and the Company's Valuation Committee and (ii) the valuations made with respect to the sub-advised assets may be different than the valuations made for other accounts that you manage.
You will bear all of your expenses in connection with the performance of your services under this Agreement.  All other expenses to be incurred in the operation of the Fund (other than those borne by the Adviser) will be borne by the Fund, except to the extent specifically assumed by you.  The expenses to be borne by the Fund include, without limitation, the following:  organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not the Adviser's or your officers, directors or employees or holders of 5% or more of the outstanding voting securities of you or the Adviser or any affiliate of you or the Adviser, SEC fees, state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.
The Adviser understands that in entering into this Agreement you have relied upon the inducements made by the Company to you under the Management Agreement.  The Adviser also understands that you have investments of your own and that you now act, and that from time to time hereafter you may act, as investment adviser or sub-investment adviser to one or more investment companies, private funds or other pooled investment vehicles and fiduciary or other managed accounts (collectively, the "accounts"), and the Adviser has no objection to your so acting, provided that when the purchase or sale of the same securities of the same issuer is suitable for the investment objectives of two or more accounts managed by you and which have available funds for investment in the case of a purchase, the available securities will be allocated in a manner believed by you to be equitable to each account.  It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.  You may give advice or take action with respect to other investment entities that you manage that differs from the advice given with respect to the sub-advised assets; provided, however, that any advice given with respect to the sub-advised assets is consistent with your fiduciary duties and obligations to the Fund.  The Adviser acknowledges and agrees that you make no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the sub-advised assets or that the sub-advised assets will perform comparably with any standard or index or on an absolute basis, including your other clients, whether public or private.
It is also understood that (i) you shall be prohibited from consulting with any other sub-adviser to the Fund (including, in the case of an offering of securities subject to Section 10(f) of the Investment Company Act, any sub-adviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for the Fund in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the Investment Company Act, and (ii) your responsibility regarding investment advice hereunder is limited to the sub-advised assets of the Fund.
In addition, it is understood that the persons employed or supervised by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates, employees or supervised persons to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.
The Adviser agrees that, as an inducement to your undertaking to render the services to be provided hereunder in accordance with the Investment Advisers Act, you shall not be liable hereunder for any error of judgment or mistake of law or for any losses, claims, damages, liabilities or litigation (including legal and other expenses) ("Losses") incurred or suffered by the Company, the Fund, the Fund's security holders, or the Adviser, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Adviser, the Company, the Fund or the Fund's security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties under this Agreement.  In no event will you have any responsibility for any other series of the Company, for any portion of the Fund's assets not managed by you or for the acts or omissions of the Adviser or any other sub-adviser to the Company or the Fund.  In particular, in the event that you manage only a segment of the Fund's assets, you shall have no responsibility for the Fund being in violation of any applicable law or regulation or investment policy or restriction applicable to the Fund as a whole, or for the Fund failing to qualify as a regulated investment company under the Internal Revenue Code, if the securities and other holdings of the segment of the Fund's assets managed by you are such that your segment would not be in such violation or fail to so qualify if such segment were deemed a separate series of the Company or a separate regulated investment company under the Internal Revenue Code, unless such violation was due to your failure to comply with written guidelines adopted by the Company or the Adviser and provided to you in advance.
Except as may otherwise be provided by the Investment Company Act or any other federal securities law or the Commodity Exchange Act (the "CEA"), neither you, Pine River Domestic Management L.P. (a wholly owned subsidiary of the Sub-Adviser (the "subsidiary")), nor any of your or the subsidiary's directors, officers, members, general or limited partners, employees or supervised persons ("Sub-Adviser Affiliates") shall be liable for any Losses incurred or suffered by the Adviser, the Company or the Fund as a result of any act or omission by you or the Sub-Adviser Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of you or the Sub-Adviser Affiliates for, and you shall indemnify and hold harmless the Adviser, the Company and the Fund, and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (the "Securities Act")) (collectively, "Adviser Indemnitees") against, any and all Losses to which any of the Adviser Indemnitees may become subject under the Investment Company Act, the Advisers Act, the CEA or the Securities Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misfeasance, bad faith, reckless disregard or gross negligence on your part in the performance of any of your duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and/or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to you that was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser Indemnitees by you for use therein and not superseded by information timely furnished to the Adviser Indemnitees by you prior to the publication of the relevant document or communication.
Except as may otherwise be provided by the Investment Company Act or any other federal securities law or the CEA, neither the Adviser nor any of its directors, officers, members, employees or supervised persons ("Adviser Affiliates") shall be liable for any Losses incurred or suffered by you as a result of any act or omission of the Adviser or the Adviser Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser or the Adviser Affiliates for, and the Adviser shall indemnify and hold harmless you, your supervised persons and all affiliated persons of you (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act) (collectively, "Sub-Adviser Indemnitees") against, any and all Losses to which any of the Sub-Adviser Indemnitees may become subject under the Investment Company Act, the Advisers Act, the CEA or the Securities Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misfeasance, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder, (ii) any untrue statement of a material fact contained in the Prospectus and/or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Adviser that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser Indemnitees by you for use therein and not superseded by information timely furnished to the Adviser Indemnitees by you prior to the publication of the relevant document or communication, or (iii) any Losses accruing to the extent, if any, caused by or based upon the conduct of any other sub-adviser to the Fund.
Promptly after receipt of notice of any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each, a "Proceeding") by a party seeking to be indemnified hereunder (the "Indemnified Party"), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought hereunder (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement of such Proceeding; provided that, the failure to so notify the Indemnifying Party in the absence of a showing of actual prejudice shall not relieve the Indemnifying Party from any indemnification liability which it may have to the Indemnified Party.  The Indemnifying Party shall be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any Indemnified Party, or both, with counsel reasonably satisfactory to such Indemnified Party) by giving written notice to the Indemnified Party within 10 days of receiving notice of the Proceeding (or such shorter period as is required to respond to the Proceeding); provided, however, if the defendants in any such action include (or will include) both the Indemnified Party and an Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Indemnified Party and an Indemnifying Party in conducting the defense of any such action or that there may be legal defenses available to it which are inconsistent with those available to an Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such Indemnified Party at such Indemnified Party's sole expense.  Upon receipt of notice from an Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the Indemnifying Party will not be liable to such Indemnified Party hereunder for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof.  No Indemnifying Party shall be liable under this Agreement for any settlement of any Proceeding entered into without its consent with respect to which indemnity may be sought hereunder, nor shall any Indemnifying Party enter into any settlement (other than a purely monetary "no admission" settlement) without the consent of the Indemnified Party.
This Agreement shall continue until the "Reapproval Date" set forth on Schedule 1 hereto, and thereafter shall continue automatically for successive annual periods ending on the "Reapproval Day" of each year set forth on Schedule 1 hereto, provided such continuance is specifically approved at least annually by (i) the Company's Board or (ii) vote of a majority (as defined in the Investment Company Act) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Company's Board members who are not "interested persons" (as defined in said Act) of the Company or any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.  This Agreement is terminable without penalty (i) by the Adviser on 60 days' notice to you, (ii) by the Company's Board or by vote of the holders of a majority of the Fund's outstanding voting securities on 60 days' notice to you, or (iii) by you on not less than 60 days' notice to the Company and the Adviser.  This Agreement also will terminate automatically in the event of its assignment (as defined in the Investment Company Act or the Investment Advisers Act) and you shall be notified by the Company and the Adviser, or you shall notify the Company and the Adviser, as applicable, as soon as possible before any such assignment occurs.  In addition, notwithstanding anything herein to the contrary, if the Management Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Management Agreement terminates.
The Adviser acknowledges that it has received and has had an opportunity to read a copy of your Form ADV Part 2A (the "Brochure") and a copy of the Form ADV Part 2B with respect to your personnel with the most significant responsibility for providing advisory services to the Fund (the "Brochure Supplement").  The Adviser agrees that the Brochure and Brochure Supplement, as well as other client communications, may be transmitted to the Adviser electronically.
The Adviser represents, warrants and covenants, as applicable, to you that (a) the retention of you by the Adviser as contemplated by this Agreement is authorized by the governing documents of the Adviser and the Company; (b) the execution, delivery and performance of this Agreement do not violate any obligation by which the Adviser, the Company or the Fund or their respective property is bound, whether arising by contract, operation of law or otherwise; (c) this Agreement has been duly approved by the Company's Board in accordance with all applicable requirements of the Investment Company Act and in accordance with relief granted by the SEC exempting the Fund from obtaining shareholder approval of this Agreement; (d) this Agreement has been duly authorized by appropriate action of the Adviser and when executed and delivered by the Adviser will be a legal, valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms; (e) the Adviser is duly registered as an investment adviser under the Investment Advisers Act and will continue to be so registered for as long as this Agreement and the Management Agreement with the Company with respect to the Fund remain in effect; (f) the Company is registered as an investment company under the Investment Company Act and will maintain such registration for so long as this Agreement and the Management Agreement with the Adviser with respect to the Fund remain in effect; and (g) the Adviser will promptly notify you of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the Investment Company Act.
You represent, warrant and covenant, as applicable, to the Adviser that (a) the execution, delivery and performance of this Agreement do not violate any obligation by which you or your property is bound, whether arising by contract, operation of law or otherwise; (b) this Agreement has been duly authorized by appropriate action and when executed and delivered by you will be a legal, valid and binding obligation, enforceable against you in accordance with its terms; (c) you are duly registered as an investment adviser under the Investment Advisers Act and will continue to be so registered for as long as this Agreement remains in effect; and (d) you will promptly notify the Adviser of the occurrence of any event that would disqualify you from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the Investment Company Act.
Unless otherwise indicated on Schedule 1 hereto, the Fund has claimed an exclusion from the definition of a Commodity Pool Operator pursuant to CFTC Rule 4.5 (the "CPO Exclusion") and you shall not manage the sub-advised assets in a manner that would cause the sub-advised assets not to qualify for the CPO Exclusion, if the sub-advised assets were to be treated as a separate investment company, until otherwise approved by the Adviser in writing.  In addition, the Adviser represents to you that it is registered as a Commodity Pool Operator and is a member of the National Futures Association in such capacity, to the extent required by the nature of its activities, and you represent to the Adviser that you are registered as a Commodity Trading Advisor and are a member of the National Futures Association in such capacity or are exempt from such registration and membership.  The Adviser represents to you that the Fund is a "qualified eligible person" as that term is defined under CFTC Rule 4.7 and consents on behalf of the Fund to the Fund being treated as an exempt account under CFTC Rule 4.7; provided, however, that you shall manage the sub-advised assets in the manner described in the first sentence of this paragraph with respect to the Fund's qualification for the CPO Exclusion.
No party to this Agreement will disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever, except as expressly authorized in this Agreement or, with respect to you, as may reasonably be required to execute transactions on behalf of the Fund or, with respect to the Adviser, as may reasonably be required to provide its services to the Fund.  The parties will keep confidential any non-public information obtained directly and exclusively as a result of this service relationship; provided that (i) the Adviser may make any disclosure to its affiliates, the Company, the Fund, or the Company's Board, legal counsel or auditors or other service providers to the Fund, as the Adviser may reasonably determine necessary in its sole discretion and (ii) you may make any disclosure to your affiliates, legal counsel, or auditors or other service providers to you, as you may reasonably determine necessary in your sole discretion; provided that no such information may be used for any trading or investment purposes unrelated to management of the Fund.  Notwithstanding the foregoing, any party may disclose such non-public information if (a) such information is or hereafter otherwise is known by the receiving party or has been disclosed, directly or indirectly, to others or becomes ascertainable from public or published information or trade sources, (b) if such disclosure is required by applicable federal, state or other law or regulation, (c) if such disclosure is required or requested by regulatory or self-regulatory authorities or judicial process, (d) such disclosure is reasonably required by legal counsel or auditors of the party (or of the Company, the Fund, the Company's Board or affiliates of the Adviser) in connection with the performance of their professional services, (e) as may otherwise be contemplated by this Agreement, or (f) the disclosing party obtains the permission of the other party.  You shall not disclose information regarding characteristics of the Fund or the sub-advised assets, trading history, portfolio holdings, performance information or any other related information to any third party, except in compliance with the Company's policies on disclosure of portfolio holdings or as required by applicable law or regulation.
No provision of this Agreement may be changed, waived or discharged unless signed in writing by the parties hereto.  This Agreement shall be governed by the laws of the State of New York, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act or the Investment Advisers Act.  This Agreement may be executed in several counterparts, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.  Nothing in this Agreement shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.  If any one or more of the provisions of this Agreement shall be held contrary to express law or against public policy, or shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remainder of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  The rights of indemnification herein shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law and shall survive termination of this Agreement.
Unless otherwise provided herein or agreed to in writing by the parties, all notices or instructions permitted or required under this Agreement shall be deemed to have been properly given if sent by regular first-class mail, registered mail, private courier, facsimile or electronically and addressed to (or delivered to) the respective party at the address set forth above or at such other address or addresses as shall be specified, in each case, in a notice similarly given.  Each party may rely upon any notice from the other party or other communication reasonably believed by the receiving party to be genuine.
The Company is expressly made a third party beneficiary of this Agreement with rights as respect to the Fund to the same extent as if it had been a party hereto.
This Agreement, along with Schedule 1, contains all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.
If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.
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PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION.  THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE.  CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.
Very truly yours,

THE DREYFUS CORPORATION

By:
		Name:	James Bitetto
		Title:	Secretary
Accepted:

PINE RIVER CAPITAL MANAGEMENT L.P.

By:
Name: Title:	Jeff Stolt Chief Financial Officer

SCHEDULE 1

Annual Fee as a Percentage of Average Daily Net Sub-Advised Assets	Reapproval Date	Reapproval Day

	March 19, 2017	March 19th